TO FELLOW OWNERS AND FRIENDS:

I am pleased to report that we continued to make significant progress in improving our financial performance by staying focused on executing our strategic plan to position Huntington for consistent long-term profitable growth. Net income rose 74%. Earnings power, as measured by our return on average assets and return on average tangible common equity, increased to 1.01% and 12.7%, respectively. Our “Fair Play” approach to banking, coupled with our effective Optimal Customer Relationship (OCR) cross-sell process, allowed us to meaningfully grow loans, dramatically increase the number of banking customers, and positioned us significantly closer to our goal of being The Bank of the Midwest. Importantly, and reflecting our approach to addressing credit issues and an emphasis on maintaining our aggregate moderate-to-low risk profile, we finished the year with our provision for credit losses back to near normal levels.

As I wrote last year, the banking environment was evolving and challenging. This continues. Given its paramount impact on our operations and future performance, let me begin by offering my observations on the banking environment and how we are positioned for even further progress in improving our performance. I will then provide a recap of 2011 performance and our expectations for 2012.

Positioning to Win Within the Shifting Banking Environment

The banking industry has been severely impacted by the regulatory environment, the prolonged low level of interest rates, and a struggling economic recovery.

Over the course of 2011, excluding the added regulatory costs across the banking system, the primary negative impact on the industry came from the full-year impact of the Amendment to Reg E that reduced overdraft fees and the implementation in the fourth quarter of the Durbin Amendment’s mandated reductions in debit card interchange fees. In response, many banks added new fees. We didn’t. Instead, our “Fair Play” banking philosophy, coupled with OCR, worked as planned. Customer growth accelerated and customer cross-sell penetration deepened. This resulted in higher activity levels, such that our 2011 fourth quarter service charges on deposits actually increased 13% when compared to the 2010 fourth quarter. In 2012, we still have a full-year impact of the Durbin Amendment to overcome, but believe our business model positions us very well to do this. Nevertheless, implementation of the Durbin Amendment negatively impacted our fourth quarter electronic banking revenue by $17.3 million from the 2011 third quarter.

Also on the regulatory front, a new development in 2011 was the implementation by the Federal Reserve Board of the formal Capital Plan Review (CapPR) annual stress tests for the 12 banks over $50 billion in assets that did not participate in last year’s Comprehensive Capital Analysis and Review. This group of 12 banks includes Huntington. The CapPR requires us to annually submit for approval our proposed capital plans under various stress scenarios. The results of which could impact our dividend and other capital distribution plans. We submitted our first capital plan on January 9, 2012. We expect to receive the results of the regulator’s evaluation by the end of the 2012 first quarter. While we can give no assurances as to the outcome or specific interactions with the regulators, we believe we have a strong capital position.

Another new regulatory development is the January 2012 appointment of a director of the Consumer Financial Protection Bureau (CFPB). The CFPB may now begin to exercise its full authority granted by the Dodd-Frank Act. We believe our “Fair Play” banking philosophy is consistent with the spirit of the CFPB’s objectives. The rules, regulations, or requirements that will ultimately be mandated, and their effect on banking and overall competitiveness, however, remain unknown.

The low interest rate environment, coupled with a relatively flat yield curve experienced in 2011, is a direct reflection of the uncertainty and volatility of the national and global economy. It also put pressure on our net interest margin. As loan and security yields declined, it became increasingly difficult to lower deposit costs commensurately, as they were already near historical lows. Nevertheless, we continued to remix our liabilities to drive down funding costs. Though deposit growth exceeded loan demand, we chose not to chase yield by adding longer-term investment securities to our portfolio. Doing so may have temporarily added support to the net interest margin, but we believed not doing so was in our shareholders’ long-term best interest, as it would have added an unacceptable level of risk. Therefore, we kept the average duration of the investment securities portfolio around three years.

While there continued to be a high level of uncertainty and volatility surrounding the broader economy, late in the year we saw more encouraging signs as unemployment rates declined and business and consumer confidence improved in parts of our footprint. Having made significant progress in addressing our credit issues in 2009, we were positioned to resume significant loan origination activity in 2010, ahead of many other banks. Commercial and industrial loan balances started growing in early 2010 and continued throughout 2011. We also grew residential mortgages and home equity loans in every quarter of 2011. We are proud that Huntington is part of the economic solution here in the Midwest. This is not just about growing the balance sheet. It is about stepping up and fueling that initial spark of recovery. Building on the success of our 2010 $4 billion commitment to small business lending throughout our footprint, in June of 2011, we made a 4-year commitment to lend an additional $2 billion to commercial and business customers in Michigan. We are already more than halfway towards our goal.

In addition to lending commitments, Huntington continues to invest in its communities. Every year, our employees educate many thousands of families in financial literacy, help hundreds of high school students learn about entrepreneurship through Junior Achievement programs, and distribute more than 30,000 backpacks with school supplies to low- and moderate-income families. Over the last three years, Huntington colleagues have also raised more than $3.5 million towards curing cancer with proceeds going to the James Cancer Hospital and Solove Research Institute through its annual Pelotonia bike tour. Last year, more than 1,000 of our approximately 11,000 employees rode in the bike tour.

A year ago, I wrote to you that customers are looking for a bank they can trust. This has been one of our greatest, and our most enduring, achievements. To meet the revenue challenges of the past two years, many banks decided to add fees, close branches, and/or reduce investments in their products and personnel. In contrast, we took a dramatically different approach by offering differentiated and easier-to-understand products and services that are fairly priced, increasing convenience by expanding seven-day-a-week branches, and continuing to invest in products and personnel to offer a robust set of banking solutions across our Midwest footprint. In 2010 and 2011, we rolled out extended hours at our traditional branches, opened more than 30 seven-day-a-week, full-service in-store branches, introduced 24-hour Grace®, and launched Asterisk-Free™ and Huntington Plus™ checking.

Since undertaking these initiatives, the results are clear and exceeded our expectations. We have added over 166,000, or 18%, new consumer checking account households and over 16,000, or 13%, commercial checking relationships. Now that we have these new customers, our OCR process is driving an increase in the number of products and services they use. The percent of consumer households utilizing 4 or more products was 73.5% at the end of 2011, up from 69.4% a year earlier. The percent of commercial relationships utilizing 4 or more products at the end of 2011 was 31.4%, up from 24.2% at the end of 2010. We are winning customers’ hearts and loyalty. This is increasingly being reflected in our financial performance.

2011 Performance Recap

Net income for 2011 rose 74% to $542.6 million, or $0.59 per common share. Generating an appropriate return for our shareholders is a key objective, so we are pleased that our return on tangible common equity increased to 12.7% from 5.6%. Our improved financial performance and balance sheet strength enabled us to raise our common stock dividend in the second quarter from $0.01 to $0.04 and establish a common stock dividend targeted payout range of 20% to 30%.

While fully-taxable equivalent total revenue decreased $47.0 million, or 2%, from 2010, this was entirely due to a $61.2, or 6%, decline in noninterest income, as fully-taxable equivalent net interest income increased $14.2 million, or 1%.

The decline in noninterest income was driven by a $92.4 million, or 53%, decrease in mortgage banking income and $23.5 million, or 9%, decrease in service charges on deposit accounts, due to the implementation of the Amendment to Reg. E and our “Fair Play” consumer banking initiatives. Importantly, consumer checking households and commercial relationships grew at record paces, such that service charges on deposit accounts in 2011 fourth quarter were 13% higher than in the year earlier quarter. Other areas of fee income benefited from our customer growth and cross-sell strategy. This included brokerage, trust services, and capital markets whose combined revenue increased $31.0 million, or 15%, over 2010. For the year, gain on sale of loans increased $25.7 million due to a $15.5 million automobile loan securitization gain and continued strengthening in our Small Business Administration (SBA) related activities. We are now the No. 3 SBA lender in the nation for the number of SBA 7(a) loans and remain No. 1 in our Midwest states.

Fully-taxable equivalent net interest income reached record levels, reflecting the favorable impact of a $1.2 billion, or 2%, increase in average earning assets, partially offset by a 6 basis point decline in the net interest margin. Average earning asset growth benefited from a $1.6 billion, or 4%, increase in average total loans and leases partially offset by a $0.4 billion, or 4%, decrease in average total available-for-sale and other securities. 2011 marked the first year since 2008 that we experienced growth in average loans. Average C&I loans increased $1.2 billion, or 9%, with average automobile loans and leases increasing $1.0 billion, or 20%. This growth was partially offset by a $1.0 billion decrease in average commercial real estate loans.

During the second half of the year, we reached two critical milestones in the remixing of the loan portfolio to align with our long-term view of balancing risk exposures. First, during the third quarter, we reinstituted our automobile loan securitization program. This permits us to continue to expand this business and related revenue while maintaining the portfolio concentration risk for these types of loans at appropriate levels. Second, by the end of the fourth quarter, commercial real estate loans reached $5.8 billion, with the decline slowing to just over $0.1 billion from the prior quarter, as originations were at their highest level in several years. We are near the inflection point in reducing our total commercial real estate loans.

Our fully-taxable equivalent net interest margin declined to 3.38% from 3.44%, due in large part to lower loan and securities yields, partially offset by the positive impacts of growth in low-cost deposits and lower deposit pricing. Average total deposits grew $1.5 billion, or 4%. We remained focused on growing total core deposits, which increased $1.9 billion, or 5%, and in particular noninterest-bearing demand deposits, which increased $1.8 billion, or 26%. Simultaneously, we reduced our reliance on higher cost noncore funding with a $0.2 billion, or 33%, decline in average other domestic deposits of $250,000 or more.

Noninterest expense increased $54.7 million, or 3%, in 2011. This reflected increases in personnel costs, expenses associated with the conversion to a new debit card processor, and the costs related to implementation of strategic initiatives. These increases were partially offset by declines in OREO and foreclosure expenses as credit quality continued to improve, as well as lower professional services costs.

Absent a significant decline in the economy, we feel we have turned the corner on credit. In 2011, the provision for credit losses was $174.1 million and represented 0.45% of average loans, down from 1.70% in 2010. The 2011 provision as a percentage of average loans is consistent with our longer-term expectations. Net charge-offs declined 50%, with period end nonaccrual loans down 30%. Our allowance for credit losses as a percent of loans and leases decreased to 2.60% at December 31, 2011, down from 3.39% at the end of 2010. Importantly, however, the relative level of our allowance for credit losses as a percent of nonaccrual loans increased to 187% at the end of 2011, compared with 166% a year earlier.

Our tangible common equity ratio improved 74 basis points to 8.30%, and our Tier 1 common risk-based capital ratio improved 71 basis points to 10.00% from December 31, 2010. For perspective, this was nearly double the 5.05% level at the end of 2008. As a result of increasing bank capital standards arising from the Dodd-Frank Act, beginning in 2013, trust preferred securities will eventually no longer qualify as Tier 1 capital. Due to this change and our goal of maintaining a robust but efficient capital structure, in the 2011 fourth quarter we issued $35.5 million of preferred stock in exchange for a portion of our trust preferred securities that were classified as junior subordinated debt. We believe this issuance will qualify as additional Tier 1 risk-based capital under the new regulations. At December 31, 2011, our regulatory Tier 1 and Total risk-based capital levels were $2.8 billion and $2.2 billion, respectively, above the “well-capitalized” regulatory thresholds. Our healthy capital levels, coupled with our strong franchise and improving asset quality, continued to be recognized by the rating agencies. After receiving multiple ratings upgrades in 2010, we continued to have positive ratings movement in 2011.

The full detail of our financial performance is discussed in the Management Discussion and Analysis section found later in the attached SEC Form 10-K. Please take the opportunity to read this. It provides additional insights and discussion related to our 2011 financial performance.

2012 Expectations

As we have done since early 2010, we will continue to execute our core strategy, making selective investments in initiatives to grow long-term profitability. We will remain disciplined in our growth and pricing of loans and deposits and are encouraged by the net interest margin expansion during the 2011 fourth quarter. We continue to expect credit quality to improve. We will stay focused on increasing customer cross-sell and work to improve operating efficiency. While there continues to be a high level of uncertainty and volatility surrounding the economy, late in the year we saw more encouraging signs.

Over the course of 2012, net interest income is expected to show modest improvement from the 2011 fourth quarter level. The momentum in total loan and low-cost deposit growth is expected to continue. Earlier in 2012, these benefits are expected to be mostly offset by downward pressure on the net interest margin due to the anticipated continued mix shift to lower-rate, higher quality loans and lower securities reinvestment rates given the low absolute level of interest rates and shape of the yield curve.

We anticipate the increase in total loans to modestly outpace growth in total deposits, reflecting a heightened focus on our overall cost of funding and the continued shift towards low- and no-cost demand deposits and money market deposit accounts.

Noninterest income is expected to show a modest increase throughout 2012 from 2011 fourth quarter levels. This is primarily due to anticipated growth in new customers and increased contribution from key fee income activities including capital markets, treasury management services, and brokerage, reflecting the impact of our cross-sell and product penetration initiatives throughout the company.

We anticipate making progress on improving our operating efficiency ratio, though this will likely reflect the benefit of revenue growth as we expect expenses could increase. While we will continue our focus on improving operating efficiencies, improvement could be offset by additional regulatory costs and expenses associated with strategic actions, such as in-store branch partnerships and the consolidation of certain traditional branches.

The 2011 fourth quarter level of provision for credit losses is currently broadly in line with our long-term expectations. However, there could be some quarterly volatility given the absolute low level and the uncertain and uneven nature of the economic recovery. Nonaccrual loans and net charge-offs are expected to continue to decline.

Commitment to Our Shareholders

Just as we are committed to delivering value to our customers, we are equally committed to generating appropriate returns for our shareholders. At Huntington, we believe these are mutually inclusive. This past year represented another milestone in our movement toward increasing our long-term profitability and improving shareholder returns. We also took steps to further align executives’ interests with long-term shareholders’ interests by increasing common stock ownership requirements and now require that 50% of net shares received through incentive plans be held until retirement.

In 2011, we further improved our credit quality performance as we have returned to near normal provision levels sooner than most. Through our differentiated strategy, we accelerated customer growth. In each quarter of last year, we roughly added the same number of new consumer checking account households that we used to add in a full year. And we are selling more products and services to both consumers and businesses. Our commercial banking and capital markets product menus continue to expand, giving us new avenues for growing revenues.

These build the foundation for generating capital internally that we can then deploy for the benefit of our shareholders. That deployment will come in several ways. First, we are committed to providing our shareholders a dividend. Regulators currently are targeting a dividend payout cap at about 30%. As our income grows, then so should our dividend. Second, the industry is currently capitalized at near historically high levels. Given the freshness of the memories of the 2008 melt-down, it is highly unlikely that capital levels will ever return to pre-2008 levels. However, the industry, including Huntington, has basically recapitalized itself at the new higher Basel III levels. This, coupled with the rigor of the annual stress tests, may result in regulators increasingly permitting banks to return some capital to shareholders through share buyback programs. Third, we will also reserve some of our internally generated capital for investing in our business.

I want to thank three of our directors who are leaving the board effective at the annual meeting for their dedicated service and counsel to Huntington. William R. Robertson is retiring after three years of service on the board due to the age limitation in our bylaws. D. James Hilliker and Gerard P. Mastroianni are each leaving the board after lengthy tenures as financial institution directors, including the past five years as Huntington directors.

Looking back at 2011, it was a very good year with lots of progress made on a number of key fronts, despite some legislated revenue restrictions and economic headwinds. We enter 2012 a much stronger company with good momentum in a number of key areas. We believe our prospects are good. We are increasingly moving toward our objective of being the premier bank of the Midwest, as evidenced recently by Huntington being named “Best Regional Bank in the Midwest”, MONEY® Magazine, September 2011.

Thank you for your continued support.

Stephen D. Steinour
Chairman, President and Chief Executive Officer
March 5, 2012

Copyright Notice and Disclaimer

From MONEY Magazine, September 2011 © 2011 Time Inc. MONEY is a registered trademark of Time Inc and is used under license. MONEY and Time Inc. are not affiliated with, and do not endorse products or services of Licensee.